United States

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland		21046
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2009, Richard W. Hunt, who has served as Chief Financial Officer of the Company since July 2008, resigned to pursue new professional opportunities, effective immediately. Upon Mr. Hunt’s departure, Philip R. Jacoby, Jr., age 57, the Company’s Vice President of Finance, Corporate Secretary and Chief Accounting Officer since April 2005, will assume the additional role of Chief Financial Officer.  From 1999 to 2004, Mr. Jacoby served as Vice President and Corporate Controller for FTI Consulting, Inc., a global business financial and economic consulting firm.   Mr. Jacoby began his career with Arthur Andersen & Co. and earned his undergraduate degree in business and public administration from the University of Maryland.

Pursuant to the terms of an Employment Separation Agreement and Release entered into by and between the Company and Mr. Hunt on September 9, 2009, a copy of which is attached hereto as Exhibit 10.1 , Mr. Hunt has agreed, among other things, to remain reasonably available to the Company through December 2009 to assist in a smooth transition of his duties, and the Company has agreed, among other things, to pay Mr. Hunt an amount equal to two months base salary.

ITEM 9.01. Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Employment Separation Agreement and Release dated September 8, 2009 by and between the Registrant and Richard W. Hunt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: September 11, 2009	By:	/s/ C. RANDAL MILLS
C. Randal Mills, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Separation Agreement and Release dated September 8, 2009 by and between the Registrant and Richard W. Hunt